Exhibit 99.1

CONTACTS:

Media:	Bill Mintz	(713) 296-7276
	John Roper	(281) 302-2646

Investors:	Patrick Cassidy	(713) 296-6100
	Castlen Kennedy	(713) 296-7189

Website:	www.apachecorp.com

APACHE’S 14% PRODUCTION GROWTH LIFTS EARNINGS 50% TO RECORD $4.5 BILLION IN 2011

Houston, Feb. 16, 2012 – Apache Corporation (NYSE, Nasdaq: APA) today reported that record production and strong oil prices combined to generate record full-year 2011 earnings of $4.5 billion or $11.47 per diluted common share, up 50 percent from $3 billion or $8.46 per share in 2010.

Production increased 14 percent to 748,000 barrels of oil equivalent (boe) per day. Cash from operations before changes in operating assets and liabilities* rose 39 percent to $10.2 billion. Excluding certain items that management believes affect the comparability of operating results, Apache reported adjusted earnings* of $4.7 billion or $11.83 per share, up from $3.2 billion or $8.94 per share in 2010.

“Apache’s balanced portfolio and returns focus fueled an outstanding year in 2011, setting records for production, earnings, revenues, proved reserves and cash flow,” said G. Steven Farris, chairman and chief executive officer.

In the fourth quarter, earnings totaled $1.2 billion or $2.98 per diluted share, up from $670 million or $1.77 per share in the prior-year period. Production totaled 759,000 boe per day, up 4 percent from the year-earlier quarter, and cash from operations before changes in operating assets and liabilities* totaled $2.7 billion, up from $2 billion in the year-earlier period. Apache reported fourth-quarter adjusted earnings* of $1.2 billion or $2.94 per share.

Apache’s oil and natural gas liquids production was 50 percent of total volume in 2011 but contributed nearly 80 percent of revenues because of the wide gap between global crude oil and North American natural gas prices. Apache’s results also benefited from the price differentials between oil prices in basins linked to the West Texas Intermediate benchmark and higher prices for oil produced in the Gulf of Mexico, Egypt, Australia and the North Sea that represents approximately 76 percent of its crude production.

Apache ended 2011 with proved reserves of 3 billion boe, up 1 percent from 2010. Apache’s 2011 production was 273 million boe (MMboe). The company added 422 MMboe, or 155 percent of production, through extensions, discoveries and acquisitions. Divestitures and revisions totaled 113 MMboe. Apache spent $9.1 billion on exploration, development and acquisitions capital, excluding asset retirement obligations and capitalized interest.*

During 2011, with the continued downward pressure on North American natural gas prices, Apache transitioned its North American drilling program to oily and liquids-rich targets in the Permian and Anadarko basins, the Gulf of Mexico and Canada.

Apache also sanctioned several long-lead-time projects in Australia that are expected to contribute to future growth, including the Julimar/Wheatstone LNG project and the Macedon, Coniston and Balnaves developments. The company also sanctioned development of the Anadarko Petroleum-operated Lucius unit, a world-class discovery in the Keathley Canyon area of the deepwater Gulf of Mexico.

Additional drilling is planned in 2012 in the North Sea, where Apache completed its acquisition of Mobil North Sea Limited, including the operated Beryl, Nevis, Ness, Nevis South, Skene and Buckland fields. First production from the Bacchus development near the Forties Field is planned in March.

Apache plans to spend $9.5 billion of drilling capital in 2012, up from $8 billion in 2011, Farris said. “We will live within our cash flow, and we will review capital allocations quarterly.

“We are planning to drill up to 20-30 percent more wells in 2012 than in 2011, when we drilled approximately 1,100 gross wells,” he said. “More than half of the wells planned in 2012 will be drilled in the Permian and Anadarko Basins to exploit stacked oil and liquids-rich pay opportunities in these prolific basins.”

Apache also plans active exploratory drilling programs in Australia, the deepwater Gulf of Mexico, Egypt, Alaska, Kenya and New Zealand.

“We are in a good position to deliver profitable growth in 2012 and future years,” Farris said. Based on our current capital program, we anticipate production will increase in the range of 7-13 percent in 2012.”

Apache recently announced that it has increased the regular quarterly cash dividend on the company’s common shares by 13 percent to 17 cents per share. “With our balanced portfolio and deep inventory of drilling locations and development projects, we have confidence in Apache’s future,” Farris said.

NOTE: Apache will conduct a conference call to discuss its fourth-quarter and full-year 2011 results at 1 p.m. Central time on Thursday, Feb. 16. The conference call will be webcast from Apache’s website, www.apachecorp.com. The webcast replay will be archived on Apache’s website. The conference call will be available for delayed playback by telephone for one week beginning at approximately 4 p.m. on Feb. 16. To access the telephone playback, dial 855-859-2056 or 404-537-3406 for international calls. The conference access code is 42312218.

*Adjusted earnings, cash from operations before changes in operating assets and liabilities, and exploration, development and acquisitions capital, excluding asset retirement obligations and capitalized interest, are non-GAAP measures. Please see reconciliations below. For supplemental and non-GAAP information, please go to http://www.apachecorp.com/financialinfo.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom North Sea, Australia and Argentina. Apache posts announcements, operational updates, investor information and copies of all press releases on its website, www.apachecorp.com.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations, and objectives for Apache’s operations including statements about our drilling plans and LNG projects. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2010 Form 10-K as amended by Amendment No. 1 to our annual report on Form 10-K/A filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(In millions, except per share data)

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2011	2010	2011	2010
REVENUES AND OTHER:
Oil and gas production revenues	$4,295	$3,474	$16,810	$12,183
Other	2	(40)	78	(91)

	4,297	3,434	16,888	12,092

COSTS AND EXPENSES:
Depreciation, depletion and amortization
Recurring	1,111	928	4,095	3,083
Additional	63	—	109	—
Asset retirement obligation accretion	40	37	154	111
Lease operating expenses	659	639	2,605	2,032
Gathering and transportation	75	52	296	178
Taxes other than income	236	168	899	690
General and administrative	132	120	459	380
Merger, acquisitions & transition	5	167	20	183
Financing costs, net	35	55	158	229

	2,356	2,166	8,795	6,886

INCOME BEFORE INCOME TAXES	1,941	1,268	8,093	5,206
Current income tax provision	571	333	2,263	1,222
Deferred income tax provision	181	246	1,246	952

NET INCOME	1,189	689	4,584	3,032
Preferred stock dividends	19	19	76	32

INCOME ATTRIBUTABLE TO COMMON STOCK	$1,170	$670	$4,508	$3,000

NET INCOME PER COMMON SHARE:
Basic	$3.05	$1.79	$11.75	$8.53
Diluted	$2.98	$1.77	$11.47	$8.46

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	384	375	384	352
Diluted	400	388	400	359

DIVIDENDS DECLARED PER COMMON SHARE	$0.15	$0.15	$0.60	$0.60

APACHE CORPORATION

SUMMARY OF CAPITAL COSTS INCURRED

(In millions)

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2011	2010	2011	2010
CAPITAL EXPENDITURES (1):
Exploration & Development Costs
United States	$792	$584	$2,768	$1,623
Canada	208	267	817	860

North America	1,000	851	3,585	2,483

Egypt	222	247	896	757
Australia	131	223	576	624
North Sea	205	180	823	617
Argentina	101	73	346	240
Other International	12	—	61	20

International	671	723	2,702	2,258

Worldwide Exploration & Development Costs	$1,671	$1,574	$6,287	$4,741

Gathering, Transmission and Processing Facilities
United States	$18	$—	$27	$—
Canada	35	52	148	159
Egypt	37	71	111	182
Australia	90	60	345	162
Argentina	5	1	12	3

Total Gathering, Transmission and Processing	$185	$184	$643	$506

Capitalized Interest	$70	$56	$263	$120

Capital Expenditures, excluding acquisitions	$1,926	$1,814	$7,193	$5,367

Acquisitions	$2,696	$8,007	$3,189	$11,557

(1)	Accrual basis

APACHE CORPORATION

SUMMARY BALANCE SHEET INFORMATION

(In millions)

	December 31,	December 31,
	2011	2010
Cash and Cash Equivalents	$295	$134
Other Current Assets	4,508	3,346
Property and Equipment, net	45,448	38,151
Goodwill	1,114	1,032
Other Assets	686	762

Total Assets	$52,051	$43,425

Short-Term Debt	$431	$46
Other Current Liabilities	4,532	3,478
Long-Term Debt	6,785	8,095
Deferred Credits and Other Noncurrent Liabilities	11,310	7,429
Shareholders’ Equity	28,993	24,377

Total Liabilities and Shareholders’ Equity	$52,051	$43,425

Common shares outstanding at end of period	384	382

APACHE CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2011	2010	2011	2010
OIL VOLUME - Barrels per day
Central	7,323	5,077	6,788	3,544
Permian	54,381	46,586	50,991	39,441
GOM Deepwater	6,507	3,328	6,022	2,311
GOM Shelf	47,918	46,767	46,097	44,836
GC Onshore	10,051	8,190	9,517	6,444

United States	126,180	109,948	119,415	96,576
Canada	14,882	15,557	14,252	14,581

North America	141,062	125,505	133,667	111,157

Egypt	103,908	107,238	103,912	99,122
Australia	38,169	38,738	38,228	45,908
North Sea	55,859	52,453	54,541	56,791
Argentina	9,655	10,382	9,597	9,956

International	207,591	208,811	206,278	211,777

Total	348,653	334,316	339,945	322,934

NATURAL GAS VOLUME - Mcf per day
Central	193,722	223,883	213,447	209,346
Permian	178,766	162,266	173,188	116,771
GOM Deepwater	48,144	35,883	52,193	28,368
GOM Shelf	335,434	355,669	341,253	320,360
GC Onshore	106,505	60,566	84,661	56,002

United States	862,571	838,267	864,742	730,847
Canada	631,122	593,523	632,550	396,005

North America	1,493,693	1,431,790	1,497,292	1,126,852

Egypt	355,091	368,350	365,418	374,858
Australia	189,852	191,585	185,079	199,729
North Sea	2,366	2,118	2,284	2,391
Argentina	221,523	198,513	212,311	184,830

International	768,832	760,566	765,092	761,808

Total	2,262,525	2,192,356	2,262,384	1,888,660

NGL VOLUME - Barrels per day
Central	5,566	1,045	2,268	659
Permian	12,256	12,740	11,799	7,559
GOM Deepwater	582	440	715	466
GOM Shelf	4,446	4,240	5,278	3,987
GC Onshore	2,556	1,254	2,051	1,106

United States	25,406	19,719	22,111	13,777
Canada	5,183	5,637	5,958	2,884

North America	30,589	25,356	28,069	16,661

Egypt	—	326	49	82
North Sea	—	—	4	—
Argentina	2,997	3,265	3,018	3,180

International	2,997	3,591	3,071	3,262

Total	33,586	28,947	31,140	19,923

BOE per day
Central	45,176	43,436	44,630	39,094
Permian	96,431	86,370	91,655	66,462
GOM Deepwater	15,114	9,749	15,436	7,505
GOM Shelf	108,270	110,284	108,251	102,217
GC Onshore	30,357	19,539	25,678	16,883

United States	295,348	269,378	285,650	232,161
Canada	125,252	120,115	125,636	83,466

North America	420,600	389,493	411,286	315,627

Egypt	163,090	168,956	164,864	161,680
Australia	69,812	70,669	69,074	79,196
North Sea	56,253	52,806	54,925	57,190
Argentina	49,572	46,733	48,000	43,941

International	338,727	339,164	336,863	342,007

Total	759,327	728,657	748,149	657,634

APACHE CORPORATION

PRICE INFORMATION

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2011	2010	2011	2010
AVERAGE OIL PRICE PER BARREL
Central	$89.36	$80.76	$89.89	$76.27
Permian	89.99	81.26	90.87	76.00
GOM Deepwater	112.77	85.32	106.75	79.68
GOM Shelf	115.70	85.59	108.92	78.88
GC Onshore	112.60	85.27	105.97	79.57
United States (1)	99.54	81.29	95.51	76.13
Canada	94.38	75.73	93.19	72.83
North America (1)	98.99	80.60	95.27	75.69
Egypt (1)	106.65	88.27	109.92	79.45
Australia (1)	109.53	87.14	111.22	77.32
North Sea (2)	104.64	78.43	104.09	76.66
Argentina	76.67	59.23	68.02	57.47
International (1, 2)	105.24	84.14	106.67	77.21
Total (1, 2)	102.71	82.81	102.19	76.69

AVERAGE NATURAL GAS PRICE PER MCF
Central	$3.92	$3.91	$4.44	$4.53
Permian	5.05	4.68	5.17	5.21
GOM Deepwater	3.48	3.93	4.06	4.35
GOM Shelf	3.86	4.25	4.42	4.76
GC Onshore	3.73	3.91	4.34	4.66
United States (1)	4.59	4.95	4.91	5.28
Canada (1)	4.15	4.08	4.47	4.48
North America (1)	4.40	4.59	4.72	5.00
Egypt	4.82	3.84	4.66	3.62
Australia	2.64	2.33	2.69	2.24
North Sea	20.49	23.12	22.25	18.64
Argentina	2.82	2.04	2.64	1.96
International	3.75	3.04	3.67	2.90
Total (1)	4.18	4.06	4.37	4.15

AVERAGE NGL PRICE PER BARREL
Central	$29.96	$50.32	$38.67	$47.67
Permian	39.09	43.78	47.88	39.49
GOM Deepwater	58.28	45.15	50.44	45.27
GOM Shelf	55.07	43.18	49.63	39.69
GC Onshore	56.08	53.18	58.51	55.98
United States	42.03	44.63	48.42	41.45
Canada	50.16	36.64	45.72	36.61
North America	43.41	42.85	47.85	40.62
Egypt	—	69.75	66.36	69.75
North Sea	—	—	65.45	—
Argentina	27.00	21.61	27.90	27.08
International	27.00	25.98	28.56	28.15
Total	41.95	40.76	45.95	38.58

(1)	Prices reflect the impact of financial derivative hedging activities.
(2)	Prices reflect the impact of the North Sea fixed-price oil sales contract.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of income attributable to common stock to adjusted earnings:

The press release discusses Apache’s adjusted earnings. Adjusted earnings exclude certain items that management believes affect the comparability of operating results and are meaningful for the following reasons:

•	Management uses adjusted earnings to evaluate the company’s operational trends and performance relative to other oil and gas producing companies.

•

Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

•	The reconciling items below are the types of items management believes are frequently excluded by analysts when evaluating the operating trends and comparability of the company’s results.

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2011	2010	2011	2010
Income Attributable to Common Stock (GAAP)	$1,170	$670	$4,508	$3,000

Adjustments:
U.K. tax rate increase impact	—	—	218	—
Oil and gas asset impairment of Chile, net of tax	60	—	60	—
Merger, acquisitions & transition, net of tax	4	109	13	120
Unrealized foreign currency fluctuation impact on deferred tax expense	(5)	51	(73)	52
Deferred tax adjustments	(75)	—	(75)	—

Adjusted Earnings (Non-GAAP)	$1,154	$830	$4,651	$3,172

Net Income per Common Share - Diluted (GAAP)	$2.98	$1.77	$11.47	$8.46

Adjustments:
U.K. tax rate increase impact	—	—	0.55	—
Oil and gas asset impairment of Chile, net of tax	0.15	—	0.15	—
Merger, acquisitions & transition, net of tax	0.01	0.29	0.03	0.33
Unrealized foreign currency fluctuation impact on deferred tax expense	(0.01)	0.13	(0.18)	0.15
Deferred tax adjustments	(0.19)	—	(0.19)	—

Adjusted Earnings Per Share - Diluted (Non-GAAP)	$2.94	$2.19	$11.83	$8.94

Reconciliation of net cash provided by operating activities to cash from operations before changes in operating assets and liabilities:

The press release discusses Apache’s cash from operations before changes in operating assets and liabilities. It is presented because management believes the information is useful for investors because it is used internally and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies, and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity, but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2011	2010	2011	2010
Net cash provided by operating activities	$2,782	$1,926	$9,953	$6,726
Changes in operating assets and liabilities	(118)	55	281	642

Cash from operations before changes in operating assets and liabilities	$2,664	$1,981	$10,234	$7,368

APACHE CORPORATION

OIL & GAS RESERVES INFORMATION

For the Year Ended December 31, 2011

OIL (Mbbl)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total
Balance - Dec 31, 2010	636,854	147,147	127,127	66,136	154,368	20,645	1,152,277
Extensions and Discoveries	45,676	16,712	45,021	15,762	332	3,230	126,733
Purchases	5,097	705	—	—	34,612	—	40,414
Revisions	(8,904)	(17,117)	(6,185)	—	—	215	(31,991)
Production	(43,586)	(5,203)	(37,928)	(13,953)	(19,907)	(3,503)	(124,080)
Sales	(1,123)	(653)	—	—	—	—	(1,776)

Balance - Dec 31, 2011	634,014	141,591	128,035	67,945	169,405	20,587	1,161,577

NGL’s (Mbbl)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total
Balance - Dec 31, 2010	122,161	27,843	—	—	—	6,454	156,458
Extensions and Discoveries	43,915	5,890	18	—	72	1,784	51,679
Purchases	586	47	—	—	9,191	—	9,824
Revisions	1,713	774	—	—	—	17	2,504
Production	(8,072)	(2,173)	(18)	—	(1)	(1,102)	(11,366)
Sales	(270)	(931)	—	—	—	—	(1,201)

Balance - Dec 31, 2011	160,033	31,450	—	—	9,262	7,153	207,898

Oil & NGL’s

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total
Balance - Dec 31, 2010	759,015	174,990	127,127	66,136	154,368	27,099	1,308,735
Extensions and Discoveries	89,591	22,602	45,039	15,762	404	5,014	178,412
Purchases	5,683	752	—	—	43,803	—	50,238
Revisions	(7,191)	(16,343)	(6,185)	—	—	232	(29,487)
Production	(51,658)	(7,376)	(37,946)	(13,953)	(19,908)	(4,605)	(135,446)
Sales	(1,393)	(1,584)	—	—	—	—	(2,977)

Balance - Dec 31, 2011	794,047	173,041	128,035	67,945	178,667	27,740	1,369,475

GAS (MMcf)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total
Balance - Dec 31, 2010	3,272,985	3,491,967	1,076,917	1,488,498	4,144	532,671	9,867,182
Extensions and Discoveries	169,506	505,049	77,049	148,640	475	81,274	981,993
Purchases	67,595	8,838	—	—	104,658	—	181,091
Revisions	(7,716)	(133,359)	(37,623)	—	—	1,107	(177,591)
Production	(315,631)	(230,880)	(133,377)	(67,554)	(835)	(77,493)	(825,770)
Sales	(210,528)	(94,104)	—	—	—	—	(304,632)

Balance - Dec 31, 2011	2,976,211	3,547,511	982,966	1,569,584	108,442	537,559	9,722,273

TOTAL BOE (Mboe)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total
Balance - Dec 31, 2010	1,304,513	756,983	306,613	314,219	155,059	115,878	2,953,265
Extensions and Discoveries	117,842	106,778	57,882	40,534	483	18,559	342,078
Purchases	16,949	2,225	—	—	61,246	—	80,420
Revisions	(8,477)	(38,570)	(12,456)	—	—	417	(59,086)
Production	(104,263)	(45,856)	(60,176)	(25,211)	(20,047)	(17,521)	(273,074)
Sales	(36,482)	(17,267)	—	—	—	—	(53,749)

Balance - Dec 31, 2011	1,290,082	764,293	291,863	329,542	196,741	117,333	2,989,854

Proved developed reserves:
Oil + NGL’s (Mbbls)	535,741	105,102	105,840	35,725	145,743	21,940	950,091
Gas (Mboe)	369,328	351,467	116,811	112,603	17,505	74,522	1,042,236

Balance - Dec 31, 2011 (Mboe)	905,069	456,569	222,651	148,328	163,248	96,462	1,992,327

APACHE CORPORATION

OIL & GAS RESERVES AND COSTS

For the Year Ended December 31, 2011

Reserve Additions (Mboe)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Other	Total
Extensions and Discoveries	117,842	106,778	57,882	40,534	483	18,559	—	342,078
Purchases	16,949	2,225	—	—	61,246	—	—	80,420

Additions excluding revisions	134,791	109,003	57,882	40,534	61,729	18,559	—	422,498

Revisions	(8,477)	(38,570)	(12,456)	—	—	417	—	(59,086)

Total	126,314	70,433	45,426	40,534	61,729	18,976	—	363,412

Capital Cost Information (Non-GAAP) (in millions)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Other	Total
Exploration & Development, excluding Capitalized Interest and Asset Retirement Cost (ARC) (1)	$2,768	$817	$896	$576	$823	$346	$61	$6,287

Acquisitions, excluding ARC - Acquired (2)
Proved	318	—	(12)	—	1,857	—	—	2,163
Unproved	116	33	2	48	476	—	13	688

Total	$3,202	$850	$886	$624	$3,156	$346	$74	$9,138

(1) Reconciliation of Exploration and Development Costs to Exploration and Development Costs, excluding Capitalized Interest and Asset Retirement Cost, a Non-GAAP Financial Measure

Presented below is a reconciliation of exploration and development costs (GAAP) to exploration and development costs, excluding capitalized interest and asset retirement cost (Non-GAAP). Management believes exploration and development costs, excluding capitalized interest and asset retirement cost is a more accurate reflection of the expenditures during the current year.

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Other	Total
Exploration & Development Costs (in millions)	$3,250	$1,092	$914	$715	$959	$358	$61	$7,349
Less: Capitalized Interest	(152)	(47)	(18)	(14)	—	(12)	—	(243)
Less: ARC	(330)	(228)	—	(125)	(136)	—	—	(819)

Total Adds	$2,768	$817	$896	$576	$823	$346	$61	$6,287

(2) Reconciliation of Total Acquisition Costs to Acquisitions, excluding Asset Retirement Cost - Acquired, a Non-GAAP Financial Measure

Presented below is a reconciliation of total acquisition costs (GAAP) to acquisitions, excluding asset retirement cost - acquired (Non-GAAP). Management believes acquisitions, excluding asset retirement cost - acquired is a more accurate reflection of the costs of acquisitions during the current year.

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Other	Total
Total Acquisition Costs (in millions)
Proved	$368	$—	$(12)	$—	$2,399	$—	$—	$2,755
Unproved	116	33	2	48	476		13	688
Less: ARC - Acquired	(50)	—	—	—	(542)	—	—	(592)

Acquisitions, excluding ARC - Acquired	$434	$33	$(10)	$48	$2,333	$—	$13	$2,851